NEWS RELEASE For More Information: Heather J. Wietzel • SVP, Investor Relations 800-282-6242 • 205-776-3028 • InvestorRelations@ProAssurance.com

ProAssurance Reports Results for First Quarter 2025
BIRMINGHAM, AL – May 6, 2025 – ProAssurance Corporation (NYSE: PRA), an industry-leading specialty insurer with extensive expertise in medical professional liability, today reported a net loss of $5.8 million, or $0.11 per diluted share, and operating income(1) of $6.8 million, or $0.13 per diluted share, for the three months ended March 31, 2025.
Highlights(2)
•First-quarter performance demonstrated continued progress in our efforts to achieve premium rate levels appropriate for the challenging conditions in the medical professional liability and workers’ compensation markets; net results were impacted by non-operating items totaling $12.6 million. Details on those non-operating items can be found under the heading “Reconciliation of Net Income (Loss) to Non-GAAP Operating Income (Loss)” on page 6.
•Stable net premiums written of $204.5 million for our Medical Professional Liability business, which makes up over 95% of the Specialty P&C segment, were offset by declines in the other business lines in the segment. Net premiums written for the Workers’ Compensation Insurance segment were up just $1.3 million.
•Specialty P&C renewal premium increases of 8% this quarter are part of the over 70% premium change we have accomplished since 2018. Retention for the Specialty P&C segment was a solid 84% for the first quarter of 2025, including 86% for our standard physicians Medical Professional Liability book of business. We continue to forgo renewal and new business opportunities that we believe do not meet our expectation of rate adequacy in the current medical professional liability loss environment. New business for this segment was below last year’s first quarter as we focus on risk selection and pricing levels that support progress toward our profitability targets.
•Consolidated Non-GAAP combined ratio(1) improved 0.3 percentage points over the first quarter of 2024. The Specialty P&C segment’s Non-GAAP combined ratio(1) was relatively in line with the prior year while the Workers’ Compensation Insurance segment’s combined ratio improved by 2.1 percentage points. Management remains focused on ongoing actions to achieve sustained profitability, including price adequacy, disciplined underwriting and cost management.
•Consolidated net investment income increased 9%, reflecting higher average book yields as we continue to take advantage of the current interest rate environment as well as an increase in average investment balances. Earnings from limited partnership investments (reported as equity in earnings of unconsolidated subsidiaries) also increased, driven by the performance of three LPs/LLCs. These results are typically reported on a one-quarter lag, and the increase reflected higher market valuations during the fourth quarter of 2024.
•Book value per share was $24.05 at March 31, 2025, up $0.56 from $23.49 at year-end 2024; Non-GAAP adjusted book value per share(1) was $26.68 compared with $26.86 at year end.
•Announced agreement on March 19, 2025, for The Doctors Company to acquire ProAssurance for $25.00 per share in cash, subject to shareholder and regulatory approval and other customary closing conditions. The transaction is expected to close in the first half of 2026.
“Our history in medical professional liability has taught us that our focused efforts will be successful over the long-term in this cyclical market,” said Ned Rand, President and Chief Executive Officer of ProAssurance. “Joining forces with The Doctors Company through the transaction we announced in March will allow our organizations to continue to serve today’s healthcare providers with the necessary scale and breadth of capabilities.”
(1) Represents a Non-GAAP financial measure that excludes certain items that are not indicative of the performance of our ongoing core operations. See a reconciliation of the Non-GAAP financial measure to its GAAP counterpart under the heading “Non-GAAP Financial Measures” that follows.
(2) Comparisons are to the first quarter of 2024 unless otherwise noted.
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CONSOLIDATED INCOME STATEMENT HIGHLIGHTS
Selected consolidated financial data for each period is summarized in the table below.
	Three Months Ended March 31
($ in thousands, except per share data)	2025	2024	Change
Revenues
Gross premiums written(1)	$303,821	$311,341	(2.4%)
Net premiums written	$276,051	$282,673	(2.3%)
Net premiums earned	$236,275	$244,150	(3.2%)
Net investment income	36,951	33,897	9.0%
Equity in earnings (loss) of unconsolidated subsidiaries	4,015	2,963	35.5%
Net investment gains (losses)(2)	(1,693)	(268)	(531.7%)
Other income (expense)(1)	(3,469)	3,955	(187.7%)
Total revenues(1)	272,079	284,697	(4.4%)
Expenses
Net losses and loss adjustment expenses	189,960	194,694	(2.4%)
Underwriting, policy acquisition and operating expenses(1)	83,191	78,005	6.6%
SPC U.S. federal income tax expense (benefit)	348	416	(16.3%)
SPC dividend expense (income)	(248)	607	(140.9%)
Interest expense	5,160	5,657	(8.8%)
Total expenses(1)	278,411	279,379	(0.3%)
Income (loss) before income taxes	(6,332)	5,318	(219.1%)
Income tax expense (benefit)	(510)	692	(173.7%)
Net income (loss)	$(5,822)	$4,626	(225.9%)
Non-GAAP operating income (loss)(3)	$6,812	$3,034	124.5%
Weighted average number of common shares outstanding
Basic	51,188	51,013
Diluted	51,445	51,149
Earnings (loss) per share
Net income (loss) per diluted share	$(0.11)	$0.09	$(0.20)
Non-GAAP operating income (loss) per diluted share	$0.13	$0.06	$0.07
(1) Consolidated totals include inter-segment eliminations. The eliminations affect individual line items only and have no effect on net income (loss). See Note 12 of the Notes to Condensed Consolidated Financial Statements in our March 31, 2025 report on Form 10-Q for amounts by line item.
(2) This line item typically includes both realized and unrealized investment gains and losses and investment impairments losses. Detailed information regarding the components of net investment gains (losses) are included in Note 3 of the Notes to Condensed Consolidated Financial Statements in our March 31, 2025 report on Form 10-Q.
(3) See a reconciliation of net income (loss) to non-GAAP operating results under the heading “Non-GAAP Financial Measures” that follows.
The abbreviation “nm” indicates that the information or the percentage change is not meaningful.
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BALANCE SHEET HIGHLIGHTS
($ in thousands, except per share data)	March 31, 2025	December 31, 2024
Total investments	$4,388,982	$4,367,427
Total assets	$5,526,020	$5,574,273
Total liabilities	$4,292,400	$4,372,524
Common shares (par value $0.01)	$639	$638
Retained earnings	$1,428,903	$1,434,725
Treasury shares	$(469,694)	$(469,694)
Shareholders’ equity	$1,233,620	$1,201,749
Book value per share	$24.05	$23.49
Non-GAAP adjusted book value per share(1)	$26.68	$26.86
(1) Adjusted book value per share is a Non-GAAP financial measure. See a reconciliation of book value per share to Non-GAAP adjusted book value per share under the heading “Non-GAAP Financial Measures” that follows.

CONSOLIDATED KEY RATIOS
	Three Months Ended March 31
	2025	2024
Current accident year net loss ratio	80.8%	79.9%
Effect of prior accident years’ reserve development	(0.4%)	(0.2%)
Net loss ratio	80.4%	79.7%
Underwriting expense ratio	35.2%	31.9%
Combined ratio	115.6%	111.6%
Non-GAAP combined ratio(2)	112.2%	112.5%
Operating ratio	100.0%	97.7%
Non-GAAP operating ratio(2)	96.4%	98.2%
Return on equity(1)	(1.9%)	1.7%
Non-GAAP operating return on equity(1)(2)	2.2%	1.1%
(1) Quarterly amounts are annualized. Refer to our March 31, 2025 report on Form 10-Q under the heading “Non-GAAP Operating ROE” in the Executive Summary of Operations section for details on our calculation.

(2) Represents a Non-GAAP financial measure. See a reconciliation to their GAAP counterparts under the heading “Non-GAAP Adjusted Key Ratios” that follows.

SPECIALTY P&C SEGMENT RESULTS

	Three Months Ended March 31
($ in thousands)	2025	2024	% Change
Gross premiums written	$234,012	$238,718	(2.0%)
Net premiums written	$213,656	$218,699	(2.3%)
Net premiums earned	$183,254	$188,888	(3.0%)
Other income (expense)	3,766	2,160	74.4%
Total revenues	187,020	191,048	(2.1%)
Net losses and loss adjustment expenses	(152,247)	(152,994)	(0.5%)
Underwriting, policy acquisition and operating expenses	(48,635)	(51,332)	(5.3%)
Total expenses	(200,882)	(204,326)	(1.7%)
Segment results	$(13,862)	$(13,278)	(4.4%)

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SPECIALTY P&C SEGMENT NON-GAAP ADJUSTED KEY RATIOS(1)
	Three Months Ended March 31
	2025	2024
Current accident year net loss ratio	83.2%	82.9%
Effect of prior accident years’ reserve development	(0.6%)	(0.9%)
Net loss ratio	82.6%	82.0%
Underwriting expense ratio	26.4%	27.1%
Combined ratio	109.0%	109.1%
(1) Represents Non-GAAP financial measures. See a reconciliation to their GAAP counterparts under the heading “Non-GAAP Adjusted Key Ratios” that follows.
WORKERS’ COMPENSATION INSURANCE SEGMENT RESULTS

	Three Months Ended March 31
($ in thousands)	2025	2024	% Change
Gross premiums written	$69,809	$72,615	(3.9%)
Net premiums written	$51,606	$50,353	2.5%
Net premiums earned	$41,524	$41,094	1.0%
Other income (expense)	390	477	(18.2%)
Total revenues	41,914	41,571	0.8%
Net losses and loss adjustment expenses	(30,153)	(31,636)	(4.7%)
Underwriting, policy acquisition and operating expenses	(15,603)	(14,490)	7.7%
Total expenses	(45,756)	(46,126)	(0.8%)
Segment results	$(3,842)	$(4,555)	15.7%

WORKERS’ COMPENSATION INSURANCE SEGMENT KEY RATIOS
	Three Months Ended March 31
	2025	2024
Current accident year net loss ratio	75.0%	77.0%
Effect of prior accident years’ reserve development	(2.4%)	—%
Net loss ratio	72.6%	77.0%
Underwriting expense ratio	37.6%	35.3%
Combined ratio	110.2%	112.3%
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SEGREGATED PORTFOLIO CELL REINSURANCE SEGMENT RESULTS
	Three Months Ended March 31
($ in thousands)	2025	2024	% Change
Gross premiums written	$12,748	$15,934	(20.0%)
Net premiums written	$10,789	$13,621	(20.8%)
Net premiums earned	$11,497	$14,168	(18.9%)
Net investment income	816	693	17.7%
Net investment gains (losses)	(335)	1,471	(122.8%)
Other income (expense)	(1)	(1)	—%
Net losses and loss adjustment expenses	(7,560)	(10,064)	(24.9%)
Underwriting, policy acquisition and operating expenses	(4,135)	(4,713)	(12.3%)
SPC U.S. federal income tax (expense) benefit (1)	(348)	(416)	(16.3%)
SPC net results	(66)	1,138	(105.8%)
SPC dividend (expense) income (2)	248	(607)	(140.9%)
Segment results (3)	$182	$531	(65.7%)
(1) Represents the provision for U.S. federal income taxes for SPCs at Inova Re, which have elected to be taxed as a U.S. corporation under Section 953(d) of the Internal Revenue Code. U.S. federal income taxes are included in the total SPC net results and are paid by the individual SPCs.

(2) Represents the net (profit) loss attributable to external cell participants.
(3) Represents our share of the net profit (loss) and OCI of the SPCs in which we participate.

SEGREGATED PORTFOLIO CELL REINSURANCE SEGMENT KEY RATIOS
	Three Months Ended March 31
	2025	2024
Current accident year net loss ratio	68.8%	65.1%
Effect of prior accident years’ reserve development	(3.0%)	5.9%
Net loss ratio	65.8%	71.0%
Underwriting expense ratio	36.0%	33.3%
Combined ratio	101.8%	104.3%

CORPORATE SEGMENT

	Three Months Ended March 31
($ in thousands)	2025	2024	% Change
Net investment income	$36,135	$33,204	8.8%
Equity in earnings (loss) of unconsolidated subsidiaries:
All other investments, primarily investment fund LPs/LLCs	4,070	3,066	32.7%
Tax credit partnerships	(55)	(103)	(46.6%)
Total equity in earnings (loss) of unconsolidated subsidiaries:	4,015	2,963	35.5%
Net investment gains (losses)	(1,358)	(1,739)	21.9%
Other income (expense)	(7,283)	1,999	(464.3%)
Operating expenses(1)	(8,102)	(8,150)	(0.6%)
Interest expense	(5,160)	(5,657)	(8.8%)
Income tax (expense) benefit(1)	(229)	(692)	(66.9%)
Segment results	$18,018	$21,928	(17.8%)
Consolidated effective tax rate	8.1%	13.0%
(1) Our Corporate segment results for the three months ended March 31, 2025 exclude pre-tax transaction-related costs of $7.1 million and the associated income tax benefit of $0.7 million related to the proposed merger transaction with The Doctors Company as we do not consider these items in assessing the financial performance of the segment. Additional information regarding the proposed merger transaction with The Doctors Company is provided in Note 1 of the Notes to the Condensed Consolidated Financial Statements in our March 31, 2025 report on Form 10-Q.
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NON-GAAP FINANCIAL MEASURES
Non-GAAP Operating Income (Loss)
Non-GAAP operating income (loss) is a financial measure that is widely used to evaluate performance within the insurance sector. In calculating Non-GAAP operating income (loss), we have excluded the effects of the items listed in the following table that do not reflect normal results. We believe Non-GAAP operating income (loss) presents a useful view of the performance of our ongoing core insurance operations; however, it should be considered in conjunction with net income (loss) computed in accordance with GAAP. The following table is a reconciliation of net income (loss) to Non-GAAP operating income (loss):

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP OPERATING INCOME (LOSS)
	Three Months Ended March 31
($ in thousands, except per share data)	2025	2024
Net income (loss)	$(5,822)	$4,626
Items excluded in the calculation of Non-GAAP operating income (loss):
Net investment (gains) losses (1)	1,693	268
Net investment gains (losses) attributable to SPCs in which no profit/loss is retained (2)	(240)	1,151
Transaction-related costs (3)	7,057	—
Foreign currency exchange rate (gains) losses (4)	7,283	(1,929)
Non-operating income (5)	(2,212)	—
Guaranty fund assessments (recoupments)	6	87
Non-core operations (6)	1,124	(1,143)
Pre-tax effect of exclusions	14,711	(1,566)
Tax effect, at 21% (7)	(2,077)	(26)
After-tax effect of exclusions	12,634	(1,592)
Non-GAAP operating income (loss)	$6,812	$3,034
Per diluted common share:
Net income (loss)	$(0.11)	$0.09
Effect of exclusions	0.24	(0.03)
Non-GAAP operating income (loss) per diluted common share	$0.13	$0.06
(1) Net investment gains (losses) recognized in earnings are primarily driven by changes in the value of investments that are marked to fair value each period, the nature and timing of which are unrelated to our normal operating results.
(2) Net investment gains (losses) on investments related to SPCs are recognized in our Segregated Portfolio Cell Reinsurance segment. SPC results, including any net investment gain or loss, that are attributable to external cell participants are reflected in the SPC dividend expense (income). To be consistent with our exclusion of net investment gains (losses) recognized in earnings, we are excluding the portion of net investment gains (losses) that is included in the SPC dividend expense (income) which is attributable to the external cell participants.
(3) Transaction-related costs are attributable to professional fees incurred during the first quarter of 2025 in relation to the proposed merger transaction with The Doctors Company. Additional information regarding the proposed merger transaction with The Doctors Company is provided in Note 1 of the Notes to the Condensed Consolidated Financial Statements in our March 31, 2025 report on Form 10-Q. We are excluding these costs as they do not reflect normal operating results and are unique and non-recurring in nature.
(4) Foreign currency exchange rate gains (losses) are reported in our Corporate segment and are primarily related to foreign currency denominated loss reserves associated with premium assumed from an international medical professional liability insured in our Specialty P&C segment. Due to the size of this reserve, even nominal movements in exchange rates can lead to volatility in our results of operations. Foreign currency exchange rate losses in the current period also include losses related to the change in fair value of foreign currency forward contracts that were entered into during the quarter. While foreign currency exchange rate movements resulted in volatility in our results of operations, the overall impact on our financial position was nominal due to gains on foreign currency denominated investments that flow through equity. We exclude foreign currency exchange rate movements as the nature and timing of these changes are not indicative of our normal core operating results. Additional information regarding our foreign currency forward contracts is provided in the Executive Summary of Operations section under the heading "Revenues" in our March 31, 2025 report on Form 10-Q.
(5) Non-operating income includes a gain of $2.2 million associated with the sale of our Franklin, TN property to an unrelated third party in the first quarter of 2025 recognized in other income (expense) in our Specialty P&C segment. We are excluding this gain as it does not reflect normal operating results and is unique and non-recurring in nature.
(6) Non-core operations include the net results from operations that are currently in run-off but do not qualify for Discontinued Operations accounting treatment under GAAP. These operations include our Lloyd's Syndicates operations from our previous participation in Syndicate 1729 and Syndicate 6131 as well as our legal professional liability book of business. In April 2025, we sold the renewal rights related to our legal professional liability book of business to an unrelated third party for approximately $1.0 million. Net investment gains (losses) recognized in
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earnings associated with these operations are included in the adjustment for consolidated net investment gains (losses) as described in footnote 1.
(7) The 21% rate is the annual expected statutory tax rate associated with the taxable or tax deductible items listed above. We utilized the estimated annual effective tax rate method for the three months ended March 31, 2025 and 2024. See further discussion on this method in the Critical Accounting Estimates section under the heading "Estimation of Taxes" and in Note 4 of the Notes to Condensed Consolidated Financial Statements in our March 31, 2025 report on Form 10-Q. For both the 2025 and 2024 periods, our effective tax rate was applied to these items in calculating net income (loss), excluding net investment gains (losses) and related adjustments which were treated as discrete items and were tax effected at the annual expected statutory tax rate (21%) in the period they were included in our consolidated tax provision and net income (loss). The taxes associated with the net investment gains (losses) related to SPCs in our Segregated Portfolio Cell Reinsurance segment are paid by the individual SPCs and are not included in our consolidated tax provision or net income (loss); therefore, both the net investment gains (losses) from our Segregated Portfolio Cell Reinsurance segment and the adjustment to exclude the portion of net investment gains (losses) included in the SPC dividend expense (income) in the table above are not tax effected. There are no taxes associated with our Lloyd’s Syndicates operations in our consolidated tax provision due to the availability of net operating losses and the full valuation allowance recorded against the deferred tax assets. Accordingly, all adjustments related to our Lloyd's Syndicates operations in the table above are not tax effected. The portion of the transaction-related costs that is tax deductible was tax effected at the statutory tax rate (21%) while the remaining non-deductible portion was not tax effected as there was no associated income tax benefit.

Non-GAAP Adjusted Key Ratios
Certain key performance ratios include the impact of certain before-tax effects of items that do not reflect normal operating results, as discussed in the previous table. We believe adjusting our key ratios for these items presents a useful view of the performance of our ongoing core insurance operations; however, it should be considered in conjunction with ratios computed in accordance with GAAP.
Our consolidated key ratios for the three months ended March 31, 2025 and 2024 include the impact of net underwriting results related to non-core operations, guaranty fund assessments and, for the three months ended March 31, 2025, transaction-related costs (see previous discussion on these items in the table above). Non-core operations include an underwriting loss associated with our Lloyd's Syndicates operations of $1.4 million in the 2025 three-month period as compared to underwriting income of $0.9 million for the same period of 2024. Further, non-core operations include a nominal underwriting loss associated with our legal professional liability book of business in each of the 2025 and 2024 three-month periods.
The following table is a reconciliation of our consolidated key ratios to Non-GAAP adjusted key ratios for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31
CONSOLIDATED	2025				2024
	As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios	As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios
Current accident year net loss ratio	80.8%	0.2	pts	81.0%	79.9%	0.9	pts	80.8%
Effect of prior accident years’ reserve development	(0.4%)	(0.6	pts)	(1.0%)	(0.2%)	(0.2	pts)	(0.4%)
Net loss ratio	80.4%	(0.4	pts)	80.0%	79.7%	0.7	pts	80.4%
Underwriting expense ratio	35.2%	(3.0	pts)	32.2%	31.9%	0.2	pts	32.1%
Combined ratio	115.6%	(3.4	pts)	112.2%	111.6%	0.9	pts	112.5%
Less: investment income ratio	15.6%	0.2	pts	15.8%	13.9%	0.4	pts	14.3%
Operating ratio	100.0%	(3.6	pts)	96.4%	97.7%	0.5	pts	98.2%
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Our Specialty P&C segment key ratios for the three months ended March 31, 2025 and 2024 include the impact of net underwriting results related to non-core operations, as previously discussed, and guaranty fund assessments.
The following table is a reconciliation of our Specialty P&C segment key ratios to Non-GAAP adjusted key ratios for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31
SPECIALTY P&C SEGMENT	2025				2024
	Segment As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios	Segment As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios
Current accident year net loss ratio	82.8%	0.4	pts	83.2%	81.7%	1.2	pts	82.9%
Effect of prior accident years’ reserve development	0.3%	(0.9	pts)	(0.6%)	(0.7%)	(0.2	pts)	(0.9%)
Net loss ratio	83.1%	(0.5	pts)	82.6%	81.0%	1.0	pts	82.0%
Underwriting expense ratio	26.5%	(0.1	pts)	26.4%	27.2%	(0.1	pts)	27.1%
Combined ratio	109.6%	(0.6	pts)	109.0%	108.2%	0.9	pts	109.1%
Non-GAAP Operating ROE
The following table is a reconciliation of ROE to Non-GAAP operating ROE for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31
	2025	2024
ROE(1)	(1.9%)	1.7%
Effect of items excluded in the calculation of Non-GAAP operating ROE	4.1%	(0.6%)
Non-GAAP operating ROE	2.2%	1.1%
(1) Quarterly amounts are annualized. Refer to our March 31, 2025 report on Form 10-Q under the heading “Non-GAAP Operating ROE” in the Executive Summary of Operations section for details on our calculation.

Non-GAAP Adjusted Book Value per Share
The following table is a reconciliation of our book value per share to Non-GAAP adjusted book value per share at March 31, 2025 and December 31, 2024:

Book Value Per Share
Book Value Per Share at December 31, 2024	$23.49
Less: AOCI Per Share(1)	(3.37)
Non-GAAP Adjusted Book Value Per Share at December 31, 2024	26.86
Increase (decrease) to Non-GAAP Adjusted Book Value Per Share during the three months ended March 31, 2025 attributable to:
Net income (loss)	(0.11)
Other(2)	(0.07)
Non-GAAP Adjusted Book Value Per Share at March 31, 2025	26.68
Add: AOCI Per Share(1)	(2.63)
Book Value Per Share at March 31, 2025	$24.05
(1) Primarily the impact of accumulated unrealized investment gains (losses) on our available-for-sale fixed maturity investments. See Note 9 of the Notes to Condensed Consolidated Financial Statements in our March 31, 2025 report on Form 10-Q for additional information.

(2) Primarily the impact of an increase in common shares outstanding due to share-based compensation.
About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in medical professional liability and products liability for medical technology and life sciences. The Company also is a provider of workers’ compensation insurance in the eastern U.S. ProAssurance Group is rated “A” (Excellent) by AM Best.
For the latest on ProAssurance and its industry-leading suite of products and services, cutting-edge risk management and practice enhancement programs, visit our website at https://ProAssuranceGroup.com with investor content available at
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https://Investor.ProAssurance.com. Our YouTube channel regularly presents insightful videos that communicate effective practice management, patient safety and risk management strategies.
Forward-Looking Statements
The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” "may," "optimistic," "possible," "potential," "preliminary," "project," "should," "will," “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the completion of the proposed transaction on the anticipated terms and timing, (ii) the satisfaction of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that ProAssurance Corporation’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against ProAssurance Corporation or its directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm ProAssurance Corporation’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the ability of ProAssurance Corporation to retain and hire key personnel; (vii) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect ProAssurance Corporation’s financial performance; (xi) certain restrictions during the pendency of the proposed transaction that may impact ProAssurance Corporation’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) unexpected costs, liabilities or delays associated with the transaction; (xv) the response of competitors to the transaction; (xvi) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring ProAssurance Corporation to pay a termination fee ; and (xvii) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2024 and in our subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.
Additional Information and Where To Find It
This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of ProAssurance Corporation by The Doctors Company. In connection with this proposed acquisition, ProAssurance Corporation plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that ProAssurance Corporation has filed or may file with the SEC in connection with the proposed acquisition. INVESTORS AND SECURITY HOLDERS OF PROASSURANCE CORPORATION ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN (OR MAY BE) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) relating to the proposed acquisition (if and when available) will be Delivered to stockholders of ProAssurance Corporation. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by ProAssurance Corporation through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by ProAssurance Corporation will be available free of charge on ProAssurance Corporation’s internet website at https://investor.proassurance.com/SEC-Filings or upon written request to: Investor Relations, ProAssurance Corporation, P.O. Box 590009, Birmingham, Alabama 35259-0009 or by telephone at (205) 776-3028 or (800) 282-6242.

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Participants in Solicitation
ProAssurance Corporation, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed acquisition. Information about the directors and executive officers of ProAssurance Corporation is set forth in its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 11, 2025. To the extent that holdings of ProAssurance Corporation’s securities by its directors or executive officers have changed since the amounts set forth in ProAssurance Corporation’s proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.
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